EXHIBIT 23






                  POTOMAC ELECTRIC POWER COMPANY
                 SAVINGS PLAN FOR EXEMPT EMPLOYEES





                Consent of Independent Accountants




We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Numbers 33-36798 and 33-53685) of the Potomac Electric Power Company Savings Plan for Exempt
Employees of our report dated November 2, 1995, appearing on page 1 of this Form 11-K.







/s/  Price Waterhouse LLP
PRICE WATERHOUSE LLP

Washington, D.C.
December 1, 1995